UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01.

The 2005 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) Stockholders was held on June 16, 2005. The only proposal submitted to the stockholders was for the election of six directors. On April 20, 2005, the record date, the Company had 7,928,244 outstanding shares of common stock of which 5,988,422 shares or 75% of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting. All nominees for director were elected. The results of the voting are set forth below:

	NUMBER OF VOTES
	FOR	AGAINST	ABSTAIN
ELECTION OF DIRECTORS

Murray H. Gross	5,945,391	43,031	-0-
Donald A. Buchholz	5,944,641	43,781	-0-
D.S. Berenson	5,951,342	37,080	-0-
Larry A. Jobe	5,946,391	42,030	-0-
Kenneth W. Murphy	5,940,641	47,781	-0-
James R. Ridings	5,941,591	46,831	-0-

The 2005 Annual Meeting of Directors was held on June 16, 2005 immediately following the Annual Meeting of Stockholders. At the meeting, the board of directors re-elected Murray H. Gross, Peter T. Bulger, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner as executive officers of the Company.

The Company’s executive officers are as follows:

Name	Age	Position
Murray H. Gross	67	President, Chief Executive Officer, Chairman of the Board of Directors
Peter T. Bulger	45	Executive Vice President and Chief Operating Officer
Steven L. Gross	42	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	50	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	59	Vice President – Legal Affairs and General Counsel

At the June 16, 2005 meeting, the Board of Directors approved the appointment of certain directors to its Audit, Compensation and Nominating/Corporate Governance Committees:

Audit Committee

Larry A. Jobe – Chairman

Don A. Buchholz

Kenneth W. Murphy

Compensation Committee

Don A. Buchholz – Chairman

Kenneth W. Murphy

James R. Ridings

Nominating/Corporate Governance Committee

Don A. Buchholz – Chairman

Larry A. Jobe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 24th day of June, 2005 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer